Exhibit 99.1

Navitas Semiconductor Appoints Gregory M. Fischer

as Independent Director to its Board

Ex-Broadcom Executive Brings Over 40 Years of Semiconductor Technology and Business Leadership Experience to Navitas’ Board as Part of Strategic Transformation to High-Power Markets

TORRANCE, Calif., April 13, 2026 – Navitas Semiconductor, (Nasdaq: NVTS), an industry leader in next-generation GaNFast™ gallium nitride (GaN) and GeneSiC™ silicon carbide (SiC) power semiconductors, today announced the appointment of semiconductor veteran, Gregory M. Fischer, to its Board effective immediately. Fischer brings extensive semiconductor operating experience to the Board and will stand for reelection in 2027 as a Class III director. He will serve on the Compensation and Executive Steering committees.

”I am pleased to welcome Greg to the Navitas board of directors. Navitas has made great strides over the last year toward our mission of being the leader in high power semiconductors. Greg is joining at a pivotal time for Navitas and adding his talent and experience to our current board is an important step in ensuring that Chris and our full management team have the support and access to key insights required for success in this highly competitive, fast moving market,” said Richard Hendrix, Chairman of the Board of Navitas.

Commenting on his appointment, Greg Fischer said, "I am thrilled to join Navitas’ board of directors to support the Company’s transformation and rapid growth as it capitalizes on the AI revolution. I believe my extensive background in governance and industry leadership will further strengthen Navitas’ foundation as we scale leading-edge GaN and high-voltage SiC technologies to high-power markets. It is an exciting time to be a part of this exceptional team and the pivot to Navitas 2.0 as the Company leads the next generation of power semiconductors."

Fischer has served more than 40 years in the technology industry at leading, publicly-traded semiconductor companies, currently serving as an independent director of Semtech Corporation and previously as senior vice president and general manager at Broadcom Inc. Prior to joining Broadcom, Fischer served in leadership roles at Conexant Systems Inc., Rockwell International Corporation, and Rockwell Collins Avionics Co. Since December 2021, he has been an independent advisor to Gerson Lehrman Group, a professional services firm, and AlphaSights Ltd., an information services company specializing in connecting clients with experts. Fischer also serves on the advisory board of Syntiant Corp., an edge-AI neural processor and modeling company. Fischer earned a B.S. in Electrical Engineering from the Milwaukee School of Engineering and an M.B.A. from the University of Iowa.

About Navitas

Navitas Semiconductor (Nasdaq: NVTS) is a next-generation power semiconductor leader in gallium nitride (GaN) and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, energy and grid infrastructure, performance computing and industrial electrification. With more than 30 years of combined expertise in wide bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™  high-voltage SiC devices leverage patented trench-assisted planar technology to provide industry-leading voltage capability, efficiency, and reliability for medium-voltage grid and infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names, and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

nvts-ir@sheltongroup.com

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are attempts to predict or indicate future events or trends or similar statements that are not a reflection of historical fact. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions. Forward-looking statements are based on current expectations of the management of Navitas and are not predictions of actual future performance. Our businesses are subject to certain risks that could materially and adversely affect our respective business, financial condition, results of operations, or the value of our securities. You are encouraged to review these and other risk factors set forth in the Risk Factors section of our most recent annual report on Form 10-K, as updated in our most recent quarterly report on Form 10-Q, and in other documents we file with the SEC.

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